EXHIBIT 23.2


		CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement on Form S-8 filed by American General Corporation (AGC) and pertaining to the American General Corporation Deferred Compensation Plan of our report dated February 18, 2000, with respect to the consolidated financial statements of AGC included in its Annual Report on Form 10-K for the year ended December 31, 1999, and the related financial statement schedules of AGC included therein, all filed with the Securities and Exchange Commission.


                         ERNST & YOUNG LLP



Houston, Texas
November 13, 2000